UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2017
Performant Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35628	20-0484934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Canyons Parkway
Livermore, California 94551
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (925) 960-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Performant Financial Corporation (the “Company”) announced in December 2016 that it had been advised by the Department of Education that the Company would not receive one of the student loan recovery contracts being awarded to unrestricted size companies. The Company filed a protest of the Department of Education’s contracting decision.
On March 29, 2017, the Government Accountability Office (GAO) reported on its website that the Company’s protest was upheld, although a written decision is not expected to be made publicly available by the GAO for several days. At this time, the Company does not know what actions the Department of Education will take in response to the GAO’s decision. The Company had been one of the Department of Education’s unrestricted student loan recovery contractors for more than 20 years until its contract expired in April 2015 during a lengthy Request for Proposal process.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 29, 2017
PERFORMANT FINANCIAL CORPORATION

By:    /s/ Hakan Orvell
Hakan Orvell
Chief Financial Officer